Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Third Quarter Results Highlighted by Organic Loan Growth and Announced Merger with Lincoln Bancorp

EPS of $1.29 and Core EPS of $1.40 Reflects Franchise Earning Power

WICHITA, Kansas, October 14, 2026 (BUSINESSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company,” “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $26.8 million or $1.29 per diluted share for the quarter ended September 30, 2026. Core earnings per diluted share for the quarter was $1.40.

“This quarter our company continued to execute at an exciting level. Earnings were strong, production reached all-time highs and loans grew organically. We are putting teams in place with an aligned mission to deepen and expand customer relationships while providing exceptional service to the communities we serve. The results for the quarter reflect that mission,” said Brad S. Elliott, Chairman and CEO of Equity Bancshares.

“As our teams realized positive operating results in our current footprint, we announced our merger with Lincoln Bancorp, which will add the incredible team members, growing communities and exceptional customers it has been cultivating for 124 years. The approval process is progressing as planned and we look forward to all our teams will accomplish together in 2027 and beyond,” Mr. Elliott continued.

Notable Items:

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Loans ended the period at $5.4 billion, up $39.2 million or an annualized rate of 2.9%. Legacy markets, excluding those acquired through the Frontier and NBC acquisitions, grew at an annualized rate of 11.9%. Loan production for the period was $379.3 million, up 20.3% quarter over quarter.
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Net interest income was $72.8 million, down $1.0 million quarter over quarter. Growth in interest income of $1.1 million was outpaced by growth in interest expense for the period as deposit costs increased. Year-over-year net interest income was up $10.4 million, or 16.6%. Loan purchase accounting accretion was $3.3 million in the quarter.
•
Efficiency ratio for the period was 54.0% compared to 53.4% in the previous period. Non-interest expense, adjusted for merger expenses and intangible amortization, as a percentage of average assets improved 1 basis point quarter over quarter to 2.42%.
•
Return on average equity for the quarter was 12.7%, compared to 12.9% in the previous quarter. Return on average tangible common equity ("ROATCE") was 16.1% compared to 16.6% in the previous quarter.
•
Book value per share was $39.59 compared to $40.22 in the previous period and tangible book value per share was $32.93 compared to $33.45 in the previous period. Exclusive of Accumulated Other Comprehensive Income (“AOCI”) book value per share and tangible book value per share increased $1.08 and $1.19, respectively, in the period. Tangible common equity to tangible common assets closed the quarter at 9.1%, up 3 basis points.
•
During the quarter, the Company realized net charge-offs of $2.1 million. The allowance for credit losses (“ACL”) closed the quarter at 1.18% of outstanding balances, while ACL plus purchase discounts on loans closed the quarter at 1.65%. As of the end of the period, the ACL was sufficient to cover 7.7 years of current period annualized losses.
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The Company announced a 22% increase in our quarterly dividend to $0.22 on outstanding common shares as of September 30, 2026. Year to date the Company has repurchased 711,369 shares at a weighted average cost of $44.84. As previously announced our repurchase authorization was re-established in September for a total of 1,000,000 shares.

Equity Bancshares, Inc.

PRESS RELEASE

Financial Results for the Quarter Ended September 30, 2026

Net income was $26.8 million, or $1.29 per diluted share, as compared to $26.4 million, or $1.27 per diluted share in the prior quarter. Core net income was $29.1 million or $1.40 per diluted share, demonstrating the underlying earnings power of the franchise.

The drivers of the current period results are discussed in detail in the following sections.

Net Interest Income

Net interest income was $72.8 million for the period, as compared to $73.9 million in the previous quarter. Net interest margin was 4.20%. The decline in net interest income is primarily attributable to an expanding cost of funds and declining yield on earning assets. During the quarter, average earning assets increased $78.0 million driven by investment balances funded by borrowings further driving decline in margin.

Period-end loan balances are $50.4 million higher than average balances during the period. This compositional shift in average earning assets coupled with the full period impact of the FOMC’s decision to raise interest rates in September, is expected to offset deposit pricing competition and yield a return to previous margin expectations of 4.25-4.35% for the fourth quarter, absent the impact of Lincoln.

Provision for Credit Losses

During the quarter, the Company recognized a provision for credit losses of $1.7 million, up $353 thousand from the previous quarter. Net charge-offs were $2.1 million, or an annualized 15 basis points of average loans. At quarter end, ACL to gross loans held for investment was 1.18% and ACL plus purchase discounts was 1.65%. ACL levels were sufficient to cover 7.7 years of current period annualized charge-offs as of the end of the period.

The Company continues to estimate the allowance with assumptions reflecting slower prepayment rates and continued disruption from trade policy, elevated inflation, and monetary policy pressures.

Non-Interest Income

Total non-interest income was $10.9 million, up $2.8 million from the prior quarter. Following adjustment for one-time items in the previous quarter, non-interest income increased by $0.6 million during the period. Period results were driven by growth in service charges and fees, treasury services and debit and credit card income along with expansion in trust and wealth management revenue. Year-over-year non-interest income, exclusive of gains or loss on security sales has increased $2.0 million, or 22.8%. For the fourth quarter, exclusive of the impact of Lincoln, we expect non-interest income to be between $10.0 and $11.0 million.

Non-Interest Expense

Total non-interest expense was $48.1 million as compared to $46.9 million for the prior quarter. Excluding merger expenses in both periods, non-interest expense was $47.2 million versus $46.8 million. GAAP non-interest expense to average assets was effectively flat during the period at 2.58%, down from 3.20% in the same period of the prior year. The efficiency ratio for the period was 54.0%. Non-interest expense for the fourth quarter, exclusive of the impact of Lincoln, is expected in the range of $47.0 to $48.0 million.

Income Tax Expense

At September 30, 2026, the effective tax rate for the quarter was 21.2% as compared to 21.6% for the quarter ended June 30, 2026. The decrease in the effective tax rate was primarily attributable to tax benefits from an investment in a new tax

Equity Bancshares, Inc.

PRESS RELEASE

credit structure, non-taxable life insurance proceeds, and share-based compensation activity, partially offset by federal provision-to-return adjustments and non-deductible transaction costs. The year-to-date tax rate is 22.0%.

Loans, Total Assets and Funding

Loans held for investment were $5.4 billion at period end, increasing $39.2 million during the quarter, an annualized increase of 2.9%. Annualized loan growth within non-acquired markets for the period was 11.9% outpacing the moderating declines in the acquired markets. Total assets closed the quarter at $7.6 billion, a decrease of $134.5 million which is primarily attributable to cash and cash equivalents.

Total deposit balances closed the quarter at $6.2 billion, down $136.4 million as compared to the previous period. The decline is attributable to rate sensitive time and municipal deposit accounts, as well as seasonal outflows for a few large customers.

Asset Quality

Nonperforming assets were $75.4 million, or 0.99% of total assets, compared to $66.3 million or 0.86% at prior quarter end. Classified assets to regulatory capital improved 140 basis points in the period, closing the quarter at 10.42%. The Company continues to actively manage credit quality across all markets.

Capital

Book capital decreased $11.3 million quarter over quarter to $816.0 million. Tangible book value per share closed at $32.93, down from $33.45 at prior quarter end. Positive earnings performance net of dividends was offset by an increasing AOCI position as market interest rates moved against our investment portfolio. Exclusive of AOCI, book value and tangible book value per share closed the quarter at $41.49 and $34.83, respectively. Tangible common equity to tangible assets inclusive and exclusive of AOCI closed the quarter at 9.10% and 9.58%, respectively. CET1 capital was 12.15%, total risk-based capital was 14.94%, and the leverage ratio was 10.18%. The Company has repurchased 711,369 shares year to date at a weighted average price of $44.84 per share. The dividend payout ratio year to date was 17.3%, within the Company's 10 to 20% target range.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Core net income is a non-GAAP financial measure that management uses to evaluate the Company’s operating performance across periods. We calculate it by adjusting net income allocable to common stockholders, the most directly comparable GAAP measure, to exclude, net of tax, gains and losses on securities transactions, merger-related costs and provisions, and amortization of intangible assets. Management believes core net income, and the per share and return measures derived from it, give investors a clearer view of results from ongoing operations and make comparisons with

Equity Bancshares, Inc.

PRESS RELEASE

other financial institutions easier. The aggregate income tax effect of the adjustments is calculated using the statutory federal rate of 21% and shown in the reconciliation in Table 8.

Core return on average assets and core return on average equity are non-GAAP financial measures. We calculate core return on average assets by dividing annualized core net income by average total assets. We calculate core return on average equity by dividing annualized core net income by average stockholders’ equity, adjusted for the average effect of the core adjustments on equity. The most directly comparable GAAP measures are return on average assets and return on average equity, respectively. Management uses these measures to evaluate how effectively the Company generates earnings from its asset base and equity capital, excluding the items described above, and believes they help investors assess performance across periods and relative to other financial institutions. Reconciliations are included in Table 8.

Core earnings per share is a non-GAAP financial measure we calculate by taking core income divided by the applicable share count. This financial measure is used by financial statement users to evaluate the core financial performance of the Company.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 8 in the following press release tables.

Conference Call and Webcast

Equity's Chairman and Chief Executive Officer, Brad Elliott, Chief Executive Officer of Equity Bank, Rick Sems, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast on October 15, 2026 at 9:00 a.m. Central Time to discuss the Company's financial results.

Those wishing to participate in the conference call should call the applicable number below and reference the Access Code below.

United States (Toll-Free): +1 833-461-5787

Global Dial-In Numbers

Access Code: 216 780 149

To eliminate wait times, conference call participants may pre-register using this registration link. After registering, a confirmation with access details will be sent via email.

A replay of the call and webcast will be available two hours following the close of the call until October 31, 2026, accessible at investor.equitybank.com. Webcast URL: https://events.q4inc.com/attendee/216780149

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is a Wichita-based bank holding company. Equity Bank serves customers in Kansas, Missouri, Oklahoma, Arkansas, Nebraska, and Iowa, with total assets of $7.6 billion as of September 30, 2026. More information is available at equitybank.com.

Equity Bancshares, Inc.

PRESS RELEASE

Additional Information and Where to Find It

In connection with the proposed transaction with Lincoln, Equity filed with the SEC a registration statement on Form S-4 to register the shares of Equity’s Class A common stock to be issued to the shareholders of Lincoln. The registration statement includes a proxy statement/prospectus, which will be sent to the shareholders of Lincoln seeking their approval of the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EQUITY, LINCOLN AND THE PROPOSED TRANSACTION. The documents filed by Equity with the SEC may be obtained free of charge at Equity’s investor relations website at investor.equitybank.com or at the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge from Equity upon written request to Equity Bancshares, Inc., Attn: Investor Relations, 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207 or by calling (316) 612-6000.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; the possibility that the forecasted benefits related to the competed transaction with Frontier Bank (“Frontier”) may not materialize as expected; the possibility that the expected benefits related to the proposed transaction with Lincoln Bancorp (“Lincoln”) may not materialize as expected; and the ability to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; and similar variables. The foregoing list of factors is not exhaustive.

Equity Bancshares, Inc.

PRESS RELEASE

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2026, as amended, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris M. Navratil

EVP, Chief Financial Officer

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Media Contact:

Laurel Cline

Chief Marketing Officer

Equity Bancshares, Inc.

(316) 858-3180

lcline@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
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Table 7. Quarter-Over-Quarter Net Interest Income Analysis
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Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	Three Months Ended September 30,		Nine Months ended September 30,
	2026	2025	2026	2025
Interest and dividend income
Loans, including fees	$91,277	$76,911	$273,316	$202,776
Securities, taxable	15,575	9,416	44,112	27,351
Securities, nontaxable	190	307	619	1,042
Federal funds sold and other	1,924	4,464	6,767	8,800
Total interest and dividend income	108,966	91,098	324,814	239,969
Interest expense
Deposits	31,514	24,990	92,135	64,457
Federal funds purchased and retail repurchase agreements	231	263	631	730
Federal Home Loan Bank advances	2,556	1,741	6,228	6,881
Bank stock loan	—	—	4	—
Subordinated debt	1,824	1,619	5,439	5,322
Total interest expense	36,125	28,613	104,437	77,390

Net interest income	72,841	62,485	220,377	162,579
Provision (reversal) for credit losses	1,657	6,228	8,916	8,969
Net interest income after provision (reversal) for credit losses	71,184	56,257	211,461	153,610
Non-interest income
Service charges and fees	2,517	2,522	7,424	6,763
Debit card income	3,442	2,953	9,950	8,509
Mortgage banking	544	62	1,481	380
Increase in value of bank-owned life insurance	1,370	1,393	4,391	6,307
Net gains (losses) from securities transactions	10	(53,352)	(1,311)	(53,328)
Other	3,021	1,943	6,514	5,809
Total non-interest income	10,904	(44,479)	28,449	(25,560)
Non-interest expense
Salaries and employee benefits	24,034	22,773	74,883	62,462
Net occupancy and equipment	4,979	4,317	14,392	11,474
Data processing	5,466	4,887	16,044	15,028
Professional fees	1,712	1,670	4,880	4,558
Advertising and business development	1,470	1,305	4,683	3,857
Telecommunications	646	630	1,940	1,805
FDIC insurance	675	653	2,605	1,747
Courier and postage	530	744	1,693	2,377
Free nationwide ATM cost	604	582	1,765	1,642
Amortization of core deposit intangibles	1,812	1,182	5,980	3,243
Loan expense	165	330	1,209	740
Other real estate owned and repossessed assets, net	374	797	500	1,001
Loss on debt extinguishment	—	—	—	1,361
Merger expenses	967	6,163	6,825	6,584
Other	4,680	3,049	12,569	10,254
Total non-interest expense	48,114	49,082	149,968	128,133
Income (loss) before income tax	33,974	(37,304)	89,942	(83)
Provision for income taxes (benefit)	7,200	(7,641)	19,763	(725)
Net income (loss) and net income (loss) allocable to common stockholders	$26,774	$(29,663)	$70,179	$642
Basic earnings (loss) per share	$1.30	$(1.55)	$3.38	$0.04
Diluted earnings (loss) per share	$1.29	$(1.55)	$3.35	$0.04

Equity Bancshares, Inc.

PRESS RELEASE

Weighted average common shares	20,593,162	19,129,726	20,750,044	18,051,688
Weighted average diluted common shares	20,802,722	19,129,726	20,935,760	18,201,716

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Interest and dividend income
Loans, including fees	$91,277	$90,577	$91,462	$74,362	$76,911
Securities, taxable	15,575	14,878	13,659	11,450	9,416
Securities, nontaxable	190	207	222	179	307
Federal funds sold and other	1,924	2,162	2,681	4,875	4,464
Total interest and dividend income	108,966	107,824	108,024	90,866	91,098
Interest expense
Deposits	31,514	30,143	30,478	23,998	24,990
Federal funds purchased and retail repurchase agreements	231	208	192	206	263
Federal Home Loan Bank advances	2,556	1,786	1,886	1,327	1,741
Bank stock loan	—	—	4	—	—
Subordinated debt	1,824	1,815	1,800	1,833	1,619
Total interest expense	36,125	33,952	34,360	27,364	28,613

Net interest income	72,841	73,872	73,664	63,502	62,485
Provision (reversal) for credit losses	1,657	1,304	5,955	(16)	6,228
Net interest income after provision (reversal) for credit losses	71,184	72,568	67,709	63,518	56,257
Non-interest income
Service charges and fees	2,517	2,414	2,493	2,558	2,522
Debit card income	3,442	3,391	3,117	2,905	2,953
Mortgage banking	544	589	348	187	62
Increase in value of bank-owned life insurance	1,370	1,623	1,398	1,410	1,393
Net gains (losses) from securities transactions	10	(1,213)	(108)	154	(53,352)
Other	3,021	1,254	2,239	2,318	1,943
Total non-interest income	10,904	8,058	9,487	9,532	(44,479)
Non-interest expense
Salaries and employee benefits	24,034	24,594	26,255	22,324	22,773
Net occupancy and equipment	4,979	4,624	4,789	4,327	4,317
Data processing	5,466	5,190	5,388	5,251	4,887
Professional fees	1,712	1,400	1,768	1,909	1,670
Advertising and business development	1,470	1,547	1,666	1,371	1,305
Telecommunications	646	604	690	657	630
FDIC insurance	675	1,165	765	832	653
Courier and postage	530	518	645	858	744
Free nationwide ATM cost	604	595	566	562	582
Amortization of core deposit intangibles	1,812	2,240	1,928	1,260	1,182
Loan expense	165	546	498	150	330
Other real estate owned and repossessed assets, net	374	35	91	28	797
Loss on debt extinguishment	—	—	—	—	—
Merger expenses	967	133	5,725	1,481	6,163
Other	4,680	3,694	4,195	5,577	3,049
Total non-interest expense	48,114	46,885	54,969	46,587	49,082
Income (loss) before income tax	33,974	33,741	22,227	26,463	(37,304)
Provision for income taxes (benefit)	7,200	7,302	5,261	4,379	(7,641)
Net income (loss) and net income (loss) allocable to common stockholders	$26,774	$26,439	$16,966	$22,084	$(29,663)
Basic earnings (loss) per share	$1.30	$1.28	$0.81	$1.16	$(1.55)

Equity Bancshares, Inc.

PRESS RELEASE

Diluted earnings (loss) per share	$1.29	$1.27	$0.80	$1.15	$(1.55)
Weighted average common shares	20,593,162	20,624,793	21,037,054	19,021,327	19,129,726
Weighted average diluted common shares	20,802,722	20,825,444	21,263,164	19,235,412	19,129,726

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
ASSETS
Cash and due from banks	$337,863	$546,129	$563,766	$607,562	$699,165
Federal funds sold	405	402	399	255	245
Cash and cash equivalents	338,268	546,531	564,165	607,817	699,410
Interest-bearing time deposits in other banks	579	579	932	575	574
Available-for-sale securities	1,240,394	1,229,692	1,125,162	1,030,568	903,858
Held-to-maturity securities	5,167	5,168	5,254	5,248	5,243
Loans held for sale	2,425	2,723	7,631	1,392	617
Loans, net of allowance for credit losses(1)	5,380,904	5,341,305	5,364,030	4,145,424	4,215,118
Other real estate owned, net	5,239	3,793	5,026	5,388	3,147
Premises and equipment, net	145,534	141,098	140,648	136,720	132,857
Bank-owned life insurance	151,351	150,514	149,699	148,301	146,891
Federal Reserve Bank and Federal Home Loan Bank stock	42,883	42,719	38,806	34,053	33,713
Interest receivable	42,596	37,730	39,966	33,322	34,751
Goodwill	105,356	105,356	104,958	82,101	77,573
Core deposit intangibles, net	26,485	28,296	30,536	21,634	22,895
Other	103,956	90,117	90,557	120,629	88,984
Total assets	$7,591,137	$7,725,621	$7,667,370	$6,373,172	$6,365,631
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,150,775	$1,174,903	$1,274,533	$1,148,409	$1,147,201
Total non-interest-bearing deposits	1,150,775	1,174,903	1,274,533	1,148,409	1,147,201
Demand, savings and money market	3,388,748	3,445,538	3,504,698	3,004,987	2,882,625
Time	1,627,905	1,683,376	1,521,679	984,868	1,064,943
Total interest-bearing deposits	5,016,653	5,128,914	5,026,377	3,989,855	3,947,568
Total deposits	6,167,428	6,303,817	6,300,910	5,138,264	5,094,769
Federal funds purchased and retail repurchase agreements	44,413	42,826	39,009	39,864	42,220
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	389,128	385,408	347,660	300,000	341,378
Subordinated debt	98,492	98,377	98,263	98,145	98,174
Contractual obligations	15,111	8,520	9,678	10,208	16,664
Interest payable and other liabilities	60,611	59,415	54,240	54,637	60,534
Total liabilities	6,775,183	6,898,363	6,849,760	5,641,118	5,653,739
Commitments and contingent liabilities
Stockholders’ equity
Common stock	273	273	273	249	249
Additional paid-in capital	769,497	767,608	766,016	664,906	658,481
Retained earnings	263,398	241,225	218,534	205,328	186,718
Accumulated other comprehensive income (loss), net of tax	(39,186)	(3,820)	930	7,032	4,720
Treasury stock	(178,028)	(178,028)	(168,143)	(145,461)	(138,276)
Total stockholders’ equity	815,954	827,258	817,610	732,054	711,892
Total liabilities and stockholders’ equity	$7,591,137	$7,725,621	$7,667,370	$6,373,172	$6,365,631

(1) Allowance for credit losses	$63,978	$64,413	$64,245	$52,756	$53,469

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Loans Held For Investment by Type
Commercial real estate	$2,997,362	$2,968,281	$2,958,263	$2,226,348	$2,216,180
Commercial and industrial	953,875	955,380	967,049	816,885	907,439
Residential real estate	695,861	710,948	720,441	582,145	590,598
Agricultural real estate	443,966	419,830	431,308	278,927	272,087
Agricultural	249,233	247,327	249,053	188,475	174,517
Consumer	104,585	103,952	102,161	105,400	107,766
Total loans held-for-investment	5,444,882	5,405,718	5,428,275	4,198,180	4,268,587
Allowance for credit losses	(63,978)	(64,413)	(64,245)	(52,756)	(53,469)
Net loans held for investment	$5,380,904	$5,341,305	$5,364,030	$4,145,424	$4,215,118

Asset Quality Indicators
Nonaccrual loans	$68,970	$60,474	$52,440	$40,275	$48,574
Past due loans	29,066	23,666	48,750	23,786	17,682
Nonperforming assets	75,393	66,315	58,341	46,710	52,629
Net charge-offs	2,092	1,660	1,380	697	1,104
Purchase accounting discount	6,227	7,256	8,083	3,543	4,658
Allowance for credit losses	63,978	64,413	64,245	52,756	53,469
Non-purchase credit deteriorated and purchased seasoned loans discount	19,664	22,090	23,929	13,982	14,998

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.18%	1.19%	1.18%	1.26%	1.25%
Allowance for credit losses and discounts on loans to total loans	1.65%	1.73%	1.77%	1.67%	1.71%
Past due or nonaccrual loans to total loans	1.80%	1.56%	1.86%	1.53%	1.55%
Nonperforming assets to total assets	0.99%	0.86%	0.76%	0.73%	0.83%
Nonperforming assets to total loans plus other real estate owned	1.38%	1.23%	1.07%	1.11%	1.23%
Classified assets to bank total regulatory capital	10.42%	11.82%	12.00%	12.06%	12.37%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,268,127	$1,158,422	$1,126,252	$937,277	$915,988
Total gross loans receivable	5,394,462	5,389,418	5,454,281	4,209,562	4,247,338
Interest-earning assets	6,873,429	6,795,426	6,896,216	5,642,066	5,574,875
Total assets	7,408,928	7,330,174	7,451,709	6,141,284	6,085,064
Interest-bearing deposits	4,948,658	4,916,741	4,921,946	3,918,343	3,838,731
Borrowings	408,898	333,556	348,714	276,531	300,402
Total interest-bearing liabilities	5,357,556	5,250,297	5,270,660	4,194,874	4,139,133
Total deposits	6,104,328	6,110,974	6,193,296	5,073,696	5,004,830
Total liabilities	6,573,377	6,505,540	6,609,629	5,415,628	5,369,642
Total stockholders' equity	835,551	824,633	841,838	725,651	715,319
Tangible common equity*	697,458	684,552	700,096	616,872	620,273

Performance ratios
Return on average assets (ROAA) annualized	1.43%	1.45%	0.92%	1.43%	(1.93)%
Return on average equity (ROAE) annualized	12.71%	12.86%	8.17%	12.07%	(16.45)%
Return on average tangible common equity (ROATCE) annualized*	16.10%	16.59%	10.77%	14.91%	(18.31)%
Yield on loans annualized	6.71%	6.74%	6.80%	7.01%	7.18%
Cost of interest-bearing deposits annualized	2.53%	2.46%	2.51%	2.43%	2.58%

Equity Bancshares, Inc.

PRESS RELEASE

Cost of total deposits annualized	2.05%	1.98%	2.00%	1.88%	1.98%
Net interest margin annualized	4.20%	4.36%	4.33%	4.47%	4.45%
Efficiency ratio*	53.99%	53.38%	56.68%	59.98%	58.31%
Non-interest income / average assets	0.58%	0.44%	0.52%	0.62%	(2.90)%
Non-interest expense / average assets	2.58%	2.57%	2.99%	3.01%	3.20%
Dividend payout ratio	17.18%	14.18%	22.31%	15.73%	(11.78)%
Performance ratios - Core
Core earnings per diluted share*	$1.40	$1.41	$1.32	$1.26	$1.21
Core return on average assets*	1.56%	1.61%	1.52%	1.57%	1.51%
Core return on average equity*	13.78%	14.26%	13.41%	13.23%	12.47%
Core return on average tangible common equity*	16.51%	17.17%	16.10%	15.56%	14.30%
Core non-interest expense / average assets*	2.42%	2.43%	2.57%	2.82%	2.71%
Capital Ratios
Tier 1 Leverage Ratio	10.18%	9.97%	9.59%	10.64%	10.41%
Common Equity Tier 1 Capital Ratio	12.15%	11.84%	11.54%	13.08%	12.84%
Tier 1 Risk Based Capital Ratio	12.56%	12.26%	11.96%	13.59%	13.35%
Total Risk Based Capital Ratio	14.94%	14.66%	14.36%	16.31%	16.09%
Total stockholders' equity to total assets	10.75%	10.71%	10.66%	11.49%	11.18%
Tangible common equity to tangible assets*	9.10%	9.07%	8.99%	9.94%	9.68%
Book value per common share	$39.59	$40.22	$39.37	$38.64	$37.25
Tangible book value per common share*	$32.93	$33.45	$32.58	$32.86	$31.69
Tangible book value per diluted common share*	$32.62	$33.06	$32.30	$32.43	$31.41

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GAAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$986,701	$51,000	6.91%	$790,372	$46,479	7.86%
Commercial real estate	2,385,690	114,031	6.39%	1,528,190	81,363	7.12%
Real estate construction	736,026	38,738	7.04%	475,225	28,028	7.89%
Residential real estate	738,615	27,822	5.04%	569,279	20,437	4.80%
Agricultural real estate	460,196	23,179	6.73%	255,618	15,153	7.93%
Agricultural	267,933	13,378	6.68%	103,685	6,379	8.23%
Consumer	111,056	5,168	6.22%	97,943	4,937	6.74%
Total loans	5,686,217	273,316	6.43%	3,820,312	202,776	7.10%
Securities
Taxable securities	1,162,719	44,112	5.07%	906,804	27,351	4.03%
Nontaxable securities	22,068	619	3.75%	50,171	1,042	2.78%
Total securities	1,184,787	44,731	5.05%	956,975	28,393	3.97%
Federal funds sold and other	265,733	6,767	3.40%	271,854	8,800	4.33%
Total interest-earning assets	$7,136,737	$324,814	6.09%	$5,049,141	239,969	6.35%
Interest-bearing liabilities
Demand, savings and money market deposits	$3,523,442	$54,090	2.05%	$2,627,001	43,152	2.20%
Time deposits	1,618,032	38,045	3.14%	816,748	21,305	3.49%
Total interest-bearing deposits	5,141,474	92,135	2.40%	3,443,749	64,457	2.50%
FHLB advances	218,402	6,228	3.81%	217,150	6,881	4.24%
Other borrowings	147,011	6,074	5.52%	138,847	6,052	5.83%
Total interest-bearing liabilities	$5,506,887	$104,437	2.54%	$3,799,746	77,390	2.72%

Net interest income		$220,377			$162,579
Interest rate spread			3.55%			3.63%

Net interest margin (2)			4.13%			4.31%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2026			September 30, 2025
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	902,095	$16,542	7.28%	$934,768	$18,234	7.74%
Commercial real estate	2,256,516	38,800	6.82%	1,745,714	31,729	7.21%
Real estate construction	748,956	12,967	6.87%	505,345	10,109	7.94%
Residential real estate	702,123	9,146	5.17%	575,341	6,849	4.72%
Agricultural real estate	439,616	7,818	7.06%	245,017	5,165	8.36%
Agricultural	239,629	4,235	7.01%	132,095	2,981	8.95%
Consumer	105,527	1,769	6.65%	109,058	1,844	6.71%
Total loans	5,394,462	91,277	6.71%	4,247,338	76,911	7.18%
Securities
Taxable securities	1,247,436	15,575	4.95%	875,646	9,416	4.27%
Nontaxable securities	20,691	190	3.63%	40,342	307	3.02%
Total securities	1,268,127	15,765	4.93%	915,988	9,723	4.21%
Federal funds sold and other	210,840	1,924	3.62%	411,549	4,464	4.30%
Total interest-earning assets	$6,873,429	108,966	6.29%	$5,574,875	91,098	6.48%
Interest-bearing liabilities
Demand, savings and money market deposits	$3,425,796	18,651	2.16%	$2,876,118	16,394	2.26%
Time deposits	1,522,862	12,863	3.35%	962,613	8,596	3.54%
Total interest-bearing deposits	4,948,658	31,514	2.53%	3,838,731	24,990	2.58%
FHLB advances	262,769	2,556	3.86%	168,011	1,741	4.11%
Other borrowings	146,129	2,055	5.58%	132,391	1,882	5.64%
Total interest-bearing liabilities	$5,357,556	36,125	2.68%	$4,139,133	28,613	2.74%

Net interest income		$72,841			$62,485
Interest rate spread			3.61%			3.74%

Net interest margin (2)			4.20%			4.45%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2026			June 30, 2026
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	902,095	$16,542	7.28%	930,538	$16,759	7.22%
Commercial real estate	2,256,516	38,800	6.82%	2,202,740	37,254	6.78%
Real estate construction	748,956	12,967	6.87%	785,932	13,840	7.06%
Residential real estate	702,123	9,146	5.17%	695,937	9,024	5.20%
Agricultural real estate	439,616	7,818	7.06%	434,041	7,647	7.07%
Agricultural	239,629	4,235	7.01%	236,758	4,363	7.39%
Consumer	105,527	1,769	6.65%	103,472	1,690	6.55%
Total loans	5,394,462	91,277	6.71%	5,389,418	90,577	6.74%
Securities
Taxable securities	1,247,436	15,575	4.95%	1,136,862	14,878	5.25%
Nontaxable securities	20,691	190	3.63%	21,560	207	3.85%
Total securities	1,268,127	15,765	4.93%	1,158,422	15,085	5.22%
Federal funds sold and other	210,840	1,924	3.62%	247,586	2,162	3.50%
Total interest-earning assets	$6,873,429	108,966	6.29%	$6,795,426	107,824	6.36%
Interest-bearing liabilities
Demand savings and money market deposits	$3,425,796	18,651	2.16%	$3,422,011	17,995	2.11%
Time deposits	1,522,862	12,863	3.35%	1,494,730	12,148	3.26%
Total interest-bearing deposits	4,948,658	31,514	2.53%	4,916,741	30,143	2.46%
FHLB advances	262,769	2,556	3.86%	189,336	1,786	3.78%
Other borrowings	146,129	2,055	5.58%	144,220	2,023	5.63%
Total interest-bearing liabilities	$5,357,556	36,125	2.68%	$5,250,297	33,952	2.59%

Net interest income		$72,841			$73,872
Interest rate spread			3.61%			3.77%

Net interest margin (2)			4.20%			4.36%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Core Net Income Reconciliation
Net income (loss) allocable to common stockholders	$26,774	$26,439	$16,966	$22,084	$(29,663)
Amortization of intangible assets	1,942	2,369	2,056	1,390	1,312
Tax effect of adjustments	(408)	(497)	(432)	(292)	(276)
Adjusted net income (loss) allocable to common stockholders*	28,308	28,311	18,590	23,182	(28,627)
Net (gain) loss on securities transactions	(10)	1,213	108	(154)	53,352
Merger expenses	967	133	5,725	1,481	6,163
Day 2 Merger provision	—	—	6,099	—	6,228
Tax effect of adjustments	(201)	(283)	(2,506)	(279)	(13,806)
Core net income (loss) allocable to common stockholders*	$29,064	$29,374	$28,016	$24,230	$23,310

Average Balances and Share Data
Total average assets	$7,408,928	$7,330,174	$7,451,709	$6,141,284	$6,085,064
Total average stockholders' equity	835,551	824,633	841,838	725,651	715,319
Average intangible assets	(138,093)	(140,081)	(141,742)	(108,779)	(95,046)
Average tangible common equity*	697,458	684,552	700,096	616,872	620,273
Average impact from core earnings adjustments	378	532	4,713	524	25,969
Core average tangible common equity*	$697,836	$685,084	$704,809	$617,396	$646,242
Weighted average diluted common shares	20,802,722	20,825,444	21,263,164	19,235,412	19,129,726

Per Share Data and Return Measures
Diluted earnings (loss) per share	$1.29	$1.27	$0.80	$1.15	$(1.55)
Core earnings per diluted share*	$1.40	$1.41	$1.32	$1.26	$1.22
Return on average assets (ROAA) annualized	1.43%	1.45%	0.92%	1.43%	(1.93)%
Core return on average assets (Core ROAA) annualized	1.56%	1.61%	1.52%	1.57%	1.51%
Return on average equity (ROAE) annualized	12.71%	12.86%	8.17%	12.07%	(16.45)%
Core return on average equity (ROAE) annualized	13.78%	14.26%	13.41%	13.23%	12.47%
Return on average tangible common equity*(2) (ROATCE) annualized(1)	16.10%	16.59%	10.77%	14.91%	(18.31)%
Core return on average tangible common equity (CROATCE) annualized(2)	16.52%	17.20%	16.12%	15.57%	14.31%

Efficiency and Expense Measures
Non-interest expense	$48,114	$46,885	$54,969	$46,587	$49,082
Merger expenses	(967)	(133)	(5,725)	(1,481)	(6,163)
Amortization of intangible assets	(1,942)	(2,369)	(2,056)	(1,390)	(1,312)
Adjusted non-interest expense*(3)	$45,205	$44,383	$47,188	$43,716	$41,607
Net interest income	72,841	73,872	73,664	63,502	62,485
Non-interest income	10,904	8,058	9,487	9,532	(44,479)
Net (gain) loss on securities transactions	(10)	1,213	108	(154)	53,352
Adjusted non-interest income*	$10,894	$9,271	$9,595	$9,378	$8,873
Net interest income plus adjusted non-interest income*	$83,735	$83,143	$83,259	$72,880	$71,358
Non-interest expense to net interest income plus non-interest income	57.45%	57.23%	66.11%	63.79%	272.59%
Efficiency ratio*	53.99%	53.38%	56.68%	59.98%	58.31%
Core non-interest expense to average assets*(3)	2.42%	2.43%	2.57%	2.82%	2.71%

Equity Bancshares, Inc.

PRESS RELEASE

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2026	2026	2026	2025	2025
Tangible Capital and Book Value (Period-End)
Total stockholders' equity	$815,954	$827,258	$817,610	$732,054	$711,892
Goodwill	(105,356)	(105,356)	(104,958)	(82,101)	(77,573)
Core deposit intangibles, net	(26,485)	(28,296)	(30,536)	(21,634)	(22,895)
Naming rights, net	(5,476)	(5,553)	(5,629)	(5,703)	(5,778)
Tangible common equity*	$678,637	$688,053	$676,487	$622,616	$605,646
Common shares outstanding at period end	20,610,134	20,567,009	20,767,023	18,944,987	19,111,084
Diluted common shares outstanding at period end	20,805,774	20,811,448	20,946,924	19,196,160	19,279,741
Book value per common share	$39.59	$40.22	$39.37	$38.64	$37.25
Tangible book value per common share*	$32.93	$33.45	$32.58	$32.86	$31.69
Tangible book value per diluted common share*	$32.62	$33.06	$32.30	$32.43	$31.41

Total assets	$7,591,137	$7,725,621	$7,667,370	$6,373,172	$6,365,631
Goodwill	(105,356)	(105,356)	(104,958)	(82,101)	(77,573)
Core deposit intangibles, net	(26,485)	(28,296)	(30,536)	(21,634)	(22,895)
Naming rights, net	(5,476)	(5,553)	(5,629)	(5,703)	(5,778)
Tangible assets*	$7,453,820	$7,586,416	$7,526,247	$6,263,734	$6,259,385
Total stockholders' equity total assets	10.75%	10.71%	10.66%	11.49%	11.18%
Tangible common equity to tangible assets*	9.10%	9.07%	8.99%	9.94%	9.68%

* Non-GAAP financial measure. All other measures are calculated from GAAP amounts.
(1) ROATCE is calculated using adjusted net income allocable to common stockholders (net income plus amortization of intangible assets, net of tax) divided by average tangible common equity.
(2) Core ROAE and CROATCE are calculated using average stockholders’ equity and average tangible common equity, respectively, adjusted for the average effect of the core earnings adjustments.
(3) Core non-interest expense is adjusted non-interest expense.